                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                    RESTRAC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  RESTRAC, INC.
                               91 HARTWELL AVENUE
                               LEXINGTON, MA 02421
                                 (781) 869-5000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 17, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Restrac, Inc. (the "Company") will be held on March 17, 1999 at 3:30 p.m. at the Sheraton Tara Lexington Inn, 727 Marrett Road, Lexington, Massachusetts (the "Annual Meeting") for the purpose of considering and voting upon:

         1. The election of Lars D. Perkins and J. Paul Costello as Class III Directors to serve until the Annual Meeting of Stockholders following the close of the Company's 2001 Fiscal Year and until their successors are duly elected and qualified;

         2. The election of Kavitark R. Shriram as a Class I Director to serve until the Annual Meeting of Stockholders following the close of the Company's 1999 Fiscal Year and until his successor is duly elected and qualified; and

         3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


         The Board of Directors has fixed the close of business on February 2, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

         In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                            By Order of the Board of Directors
                                            Cynthia G. Eades
                                            SECRETARY

                                  RESTRAC, INC.
                               91 HARTWELL AVENUE
                               LEXINGTON, MA 02421
                                 (781) 869-5000

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MARCH 17, 1999

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Restrac, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, March 17, 1999, at 3:30 p.m., local time, at the Sheraton Tara Lexington Inn, 727 Marrett Road, Lexington, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting").

         At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

         1. The election of Lars D. Perkins and J. Paul Costello as Class III Directors to serve until the Annual Meeting of Stockholders following the close of the Company's 2001 Fiscal Year and until their successors are duly elected and qualified;

         2. The election of Kavitark R. Shriram as a Class I Director to serve until the Annual Meeting of Stockholders following the close of the Company's 1999 Fiscal Year and until his successor is duly elected and qualified; and

         3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about February 16, 1999 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on February 2, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of common stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of January 22, 1999, there were approximately 10,028,169 shares of common stock, par value $0.01 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting and approximately 59 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock held of record with respect to each matter submitted at the

Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the Company's headquarters at 91 Hartwell Avenue, Lexington, Massachusetts 02421.

         The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

         A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of Directors and therefore, will not have an effect on the election of Directors. With respect to the election of Directors, votes may only be cast in favor of or withheld from the nominee.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF NO INSTRUCTIONS ARE MADE ON THE ACCOMPANYING PROXY CARD THEN THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH HEREIN. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS, SUBJECT TO SECURITIES AND EXCHANGE COMMISSION ("SEC") RULES AND REGULATIONS GOVERNING THE EXERCISE OF SUCH AUTHORITY. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS THAT WILL BE PRESENTED AT THE ANNUAL MEETING.

         Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence, without further action, of a stockholder at the Annual Meeting will not constitute a revocation of a previously given proxy.

         An Annual Report to Stockholders (which does not form a part of the proxy solicitation materials), containing financial statements for the fiscal year ended September 30, 1998 ("Fiscal 1998") is being mailed concurrently herewith to stockholders of the Company.

         The mailing address of the principal executive offices of the Company is 91 Hartwell Avenue, Lexington, Massachusetts 02421.

               PROPOSAL NUMBER 1 - ELECTION OF CLASS III DIRECTORS

         The Company's charter provides for a staggered Board of Directors consisting of the number of Directors designated from time to time by the Board of Directors and divided into three classes as nearly equal in number as possible. The Directors for each class serve for three year terms with one class being elected by the Company's stockholders at each annual meeting. The Board of Directors increased the number of Directors from five to six in November 1998 and elected Kavitark R. Shriram to fill the vacancy created by the increase and to serve as a Class I Director. The Company now has two Directors in each of Class I, Class II and Class III.

         At the Annual Meeting, each Class III Director will be elected to serve until the Annual Meeting of Stockholders following the close of the Company's 2001 Fiscal Year and until his successor is duly elected and qualified. The Board of Directors has nominated Lars D. Perkins and J. Paul Costello for re-election as Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Perkins and Mr. Costello as Directors. The nominees have agreed to stand for re-election and to serve for re-election as Directors. However, if Mr. Perkins or Mr. Costello fail to stand for re-election or are unable to accept re-election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

         A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE RE-ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS OF THE COMPANY.



                PROPOSAL NUMBER 2 - ELECTION OF CLASS I DIRECTOR

         At the Annual Meeting, Kavitark R. Shriram will be elected to serve as a Class I Director until the Annual Meeting of Stockholders following the close of the Company's 1999 Fiscal Year and until his successor is duly elected and qualified. The Board of Directors increased the number of Directors from five to six in November 1998 and elected Kavitark R. Shriram to fill the vacancy created by the increase and to serve as a

Class I Director. The Board of Directors has nominated Mr. Shriram for re-election as a Class I Director. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Shriram as a Director. The nominee has agreed to stand for re-election and to serve for re-election as a Director. However, if Mr. Shriram fails to stand for re-election or is unable to accept re-election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

         A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominee as a Director of the Company.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE RE-ELECTION OF THE NOMINEE OF THE BOARD OF DIRECTORS OF THE COMPANY.

                         INFORMATION REGARDING DIRECTORS

         Set forth below is certain information regarding the Directors of the Company, including the Class I and Class III Directors who have been nominated by the Board of Directors for re-election at the Annual Meeting, based on information furnished by them to the Company.

                                                                               DIRECTOR
NAME                                                                   AGE      SINCE
----                                                                   ---      -----

CLASS I - TERM EXPIRES AT ANNUAL MEETING FOLLOWING FISCAL 1998
Kavitark R. Shriram*                                                   42       1999

CLASS I - TERM EXPIRES AT ANNUAL MEETING FOLLOWING FISCAL 1999
Russell J. Campanello                                                  42       1994

CLASS II - TERM EXPIRES AT ANNUAL MEETING FOLLOWING FISCAL 2000
A. Bruce Johnston                                                      39       1994
Martin J. Fahey                                                        44       1997

CLASS III - TERM EXPIRES AT ANNUAL MEETING FOLLOWING FISCAL 1998
Lars D. Perkins*                                                       39       1986
J. Paul Costello*                                                      59       1982

* NOMINEES FOR RE-ELECTION

         The principal occupation and business experience during at least the last five years for each Director of the Company is set forth below:

         KAVITARK R. SHRIRAM was elected as a director of the Company in January 1999. Since October 1998, Mr. Shriram has been Vice President of Business Development for

Amazon.com, Inc., an online retailer of books and music. From June 1998 through September 1998, Mr. Shriram served as President and Chief Operating Officer of Junglee, a provider of advanced Web-based virtual database technology. From 1994 through May 1998, Mr. Shriram was a Vice President of Netscape Communications Corporation.

         RUSSELL J. CAMPANELLO was elected as a director of the Company in October 1994. Since March 1998, Mr. Campanello has served as Senior Vice President, Human Resources at Genzyme Corporation. From February 1996 to March 1998, Mr. Campanello was Vice President of Human Development and Organizational Productivity at Nets Inc. (formerly Industry.Net), a facilitator of electronic commerce on the internet. Nets Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the Federal Bankruptcy Code in May, 1997. Prior to joining Nets Inc., Mr. Campanello spent eight years as the Vice President of Human Resources of Lotus Development Corporation.

         A. BRUCE JOHNSTON was elected as a director of the Company in January 1994. Since January 1996, Mr. Johnston has been a Principal of TA Associates, Inc., a private equity firm. From June 1992 to January 1996, Mr. Johnston was a Vice President of TA Associates. Prior to such time, Mr. Johnston was a General Manager of Lotus Development Corporation from June 1988 to June 1992. Mr. Johnston also serves on the Board of Directors of Expert Software, Inc. a Nasdaq-traded public company, as well as on the Boards of Directors of several private companies.

         MARTIN J. FAHEY was elected President of the Company and as a member of the Board of Directors in July 1997 . Mr. Fahey joined the Company as Vice President and Chief Operating Officer in May 1996. From January 1995 to May 1996, Mr. Fahey was an independent consultant for a variety of software companies. From July 1991 to December 1994, he was Chief Executive Officer of Vertigo Development, a multimedia company which Mr. Fahey co-founded. Mr. Fahey was employed by Lotus Development Corporation from January 1983 to June 1991, most recently as the Director of Spreadsheet Marketing.

         LARS D. PERKINS, co-founder of the Company, has served as Chief Executive Officer and Chairman of the Board of the Company since 1986. Mr. Perkins served as President of the Company from 1986 to 1997.

         J. PAUL COSTELLO, co-founder of the Company has served as a member of the Board of Directors of the Company since its founding in 1982. Mr. Costello has served as President of J. Paul Costello Associates, Inc., a consulting company, since 1969 and of Costello & Company, Inc., a contract recruiting company, since 1979. In December 1992, he also was named President of Corporate Staffing Center, Inc., a provider of outsourced staffing services to large corporate clients. Mr. Costello has been a human resource management consultant for over thirty years.

         The Board of Directors of the Company held four meetings during Fiscal 1998. During Fiscal 1998, each of the Directors attended 100% of the total number of meetings of the Board and of the committees of which he was a member during the term of his service as Director. The Board of Directors has a standing Audit Committee and Compensation Committee.

         AUDIT COMMITTEE. The Audit Committee of the Company's Board of Directors (the "Audit Committee") recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year end operating results and considers the adequacy of the Company's internal accounting procedures. The Audit Committee consists of Russell J. Campanello and A. Bruce Johnston. The Audit Committee did not meet during Fiscal 1998, but met on October 13, 1998.

         COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews and recommends the compensation arrangements for all directors and officers of the Company. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company, including the Company's 1994 Stock Option Plan, the 1996 Stock Option and Grant Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee consists of Russell J. Campanello and A. Bruce Johnston. The Compensation Committee met five times during Fiscal 1998.

DIRECTOR COMPENSATION

    Non-employee directors receive $5,000 per year for services rendered as directors, plus a per meeting fee of $1,000 for each directors' meeting attended in person after the fifth meeting, up to a maximum additional amount of $5,000 per fiscal year. In addition, all directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees. Each non-employee director automatically receives an option to purchase 5,000 shares of Common Stock under the 1996 Stock Option and Grant Plan when such director is first elected to the Board of Directors, with such option shares vesting proportionately over four years. In addition, each non-employee director automatically receives an option to purchase 2,500 shares of Common Stock on each October 1 that such director is a member of the Board of Directors, with such option shares vesting proportionately over four years. All option grants to non-employee directors are at a per share exercise price equal to the fair market value of the Common Stock at the time of grant.

                               EXECUTIVE OFFICERS

         The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.


         NAME                          AGE                       POSITION
         ----                          ---                       --------

Lars D. Perkins . . . . . . . . . . .  39   Chief Executive Officer and Chairman of the Board
Martin J. Fahey . . . . . . . . . . .  44   President and Chief Operating Officer
Thomas F. Brady. . . . . . . . . .     46   Vice President of Services and Operations
Raymond M. Desrochers. . . .           31   Vice President Development - Products
Cynthia G. Eades. . . . . . . . . .    42   Chief Financial Officer, Vice President of Finance,
                                                     Secretary and Treasurer
Robert F. Kuhne. . . . . . . . . . .   63   Vice President of Sales
Robert J. Lederman, Jr.. . . . . .     41   Vice President of Human Resources
Timothy J. McManus. . . . . . . .      45   Vice President of Internet Business Development
Edward F. Murray. . . . . . . . . .    43   Vice President Development - Electronic
                                                     Commerce
Robert J. Perry. . . . . . . . . . . . 41 Vice President of Marketing

         LARS D. PERKINS, co-founder of the Company, has served as Chief Executive Officer and Chairman of the Board of the Company since 1986. Mr. Perkins served as President of the Company from 1986 to 1997.

         MARTIN J. FAHEY was elected President of the Company and as a member of the Board of Directors in July 1997. Mr. Fahey joined the Company as Vice President and Chief Operating Officer in May 1996. From January 1995 to May 1996, Mr. Fahey was an independent consultant for a variety of software companies. From July 1991 to December 1994, he was Chief Executive Officer of Vertigo Development, a multimedia company which Mr. Fahey co-founded. Mr. Fahey was employed by Lotus Development Corporation from January 1983 to June 1991, most recently as the Director of Spreadsheet Marketing.

         THOMAS F. BRADY was named Vice President of Services and Operations in November 1998. Mr. Brady joined the Company as Vice President of Client Services in October 1997. From May 1995 to October 1997, he served as Vice President of Services of Kronos, Inc., a leading provider of labor management software. Prior to joining Kronos, Inc., Mr. Brady was employed at Digital Equipment Corporation from 1977 to 1995 in various operations and business development management positions.

         RAYMOND M. DESROCHERS was named Vice President of Development - Products in November 1998. Mr. Desrochers was elected Vice President of Product Development and Quality of the Company in October 1995. From April 1995 to October 1995, he served as the Company's Director of Product Development and from October 1994 to March 1995, he served as the Company's Manager of Software Development. Mr.

Desrochers was a senior software engineer for the Company from July 1992 to September 1994. Prior to joining the Company in July 1992, he had been Software Project Manager for New England Business Service, Inc., a company that provides accounting software solutions to both small and medium-sized businesses, from October 1991 to June 1992.

         CYNTHIA G. EADES joined the Company as Chief Financial Officer, Vice President of Finance and Treasurer in December 1994. In May 1997, Ms. Eades was also elected to the office of Secretary to the Company. From February 1993 to February 1994, she was Vice President and Chief Financial Officer of Virtual World Entertainment, a developer and operator of virtual reality entertainment centers. Prior to such time, Ms. Eades was employed by Dun & Bradstreet Software Services, Inc., a business applications software company, as Controller from October 1991 to February 1993 and Director of Finance from June 1990 to October 1991. Ms. Eades is a Certified Public Accountant and was employed by Price Waterhouse from June 1978 to June 1990.

         ROBERT F. KUHNE joined the Company in July 1997 as the Vice President of Sales. From July 1990 to July 1997, Mr. Kuhne was an independent sales and marketing consultant specializing in emerging corporations. Prior to his work as a consultant, Mr. Kuhne was the General Manager and Senior Vice President of Productivity Products Company, a division of Pansophic Systems, Inc., where he managed a 400-person organization responsible for worldwide development, marketing, customer support and sales. Mr. Kuhne resigned his position as of January 31, 1999.

         ROBERT J. LEDERMAN, JR. joined the Company as Vice President of Human Resources in January 1997. From June 1994 to January 1997, Mr. Lederman was employed by Fidelity Investments as a Director of Human Resources. From June 1992 to June 1994 Mr. Lederman was Director of Employment and Employee Relations for Clean Harbors Environmental Services Company.

         TIMOTHY J. MCMANUS was named Vice President of Internet Business Development in November 1998. Mr. McManus joined the Company as Vice President of Internet Products in November 1997. From January 1997 to October 1997, Mr. McManus was the founder of Calendarcast, Inc., a development stage company evaluating applications of Internet-based push technologies. From March 1996 to January 1997, Mr. McManus was Vice President of Product Management and Development at Corechange LLC, a spin-off of Cambridge Technology Partners, Inc. From October 1987 to March 1996, Mr. McManus was employed at Lotus Development Corporation where he managed a number of key product and business development functions within both the Communications Products Division and the Desktop Products Organization.

         EDWARD F. MURRAY joined the Company as Vice President of Development for Electronic Commerce in November 1998. From September 1996 to November 1998, Mr. Murray was Vice President and Chief Technologist of the Product Development division of The Instream Corporation. From October 1989 to October 1995, Mr. Murray was employed by Lotus Development Corporation where he was responsible for the development of several product lines including Lotus Works and Lotus Forms.

         ROBERT J. PERRY assumed operational responsibility for the marketing organization in November 1996 and was elected to the office of Vice President of Marketing effective as of January 1, 1997. Mr. Perry joined the Company in May 1996 as Director of Product Management. From November 1995 through May 1996, Mr. Perry was an independent marketing and product management consultant. From October 1983 to November 1995, Mr. Perry was employed by Lotus Development Corporation most recently as Director of Advanced Corporate Technology Liaisons. He had previously served as Director of Product Management for Notes, Director of Product Management for Graphical Spreadsheets and Group Product Manager for Spreadsheets .

                             EXECUTIVE COMPENSATION

         The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1998 (the "Named Executives").

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid to, awarded to or earned by the Named Executives for services rendered to the Company in all capacities during the last three fiscal years ended September 30, 1998.


                                                              LONG TERM
                                                              ---------
                           ANNUAL COMPENSATION                COMPENSATION
                           -------------------                ------------
                           Fiscal                             Securities
Name & Principal           Year                               Underlying      All  Other
POSITION                   ENDED     SALARY ($) BONUS ($)     OPTIONS (#)     COMP. ($)
----------------------------------------------------------------------------------------

Lars D. Perkins         1998         160,000     50,000          --           2,756(1)
CEO, Chairman           1997         157,500     72,000          --           1,000
of the Board            1996         148,125       --            --             956

Martin J. Fahey         1998         145,000     50,000          --           4,012(1)
President, Chief        1997         142,500     65,975       200,500(2)      1,689
Operating Officer       1996          56,250(3)  16,250       100,500(2)     19,169

Thomas F. Brady         1998         123,229(4)  13,000        40,000         2,958(1)
VP of Services and      1997            --         --            --            --
Operations              1996            --         --            --            --

Cynthia G. Eades        1998         125,000     12,500         5,000         2,595(1)
VP of Finance, CFO      1997         116,250     12,500        10,500(5)        471
                        1996         110,000     26,000           500(5)        486

Robert F. Kuhne         1998         216,000     52,470          --           8,763(1)
VP of Sales             1997          50,400(6)  25,239       150,000        17,100(7)
                        1996            --         --           --             --

(1) Other Compensation includes group term life insurance benefits, a Company contribution to the Names Executive for assistance in the purchase of a personal computer, and/or a matching contribution made by the Company on behalf of the Named Executive under the Company's 401K savings plan.

(2) In connection with the grant during Fiscal 1997 of options to purchase up to 100,500 shares of Common Stock, the Company canceled options to purchase up to 100,500 shares of Common Stock that were granted during Fiscal 1996.

(3) Based on five months of service with the Company during the fiscal year ended September 30, 1996.

(4) Based on eleven months of service with the Company during the fiscal year ended September 30, 1998. Mr. Brady's salary would have totaled $130,000 had he been employed by the Company for the entire fiscal year.

(5) In connection with the grant during Fiscal 1997 of an option to purchase up to 500 shares of Common Stock, the Company canceled an option to purchase up to 500 shares of Common Stock that were granted during Fiscal 1996.

(6) Based on three months of service with the Company during the fiscal year ended September 30, 1997.

(7) Other compensation includes $17,100 earned by Mr. Kuhne on a consulting basis until July 1997, at which time he joined the Company as Vice President of Sales.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth each grant of stock options during Fiscal 1998 to the Named Executives. No stock appreciation rights ("SARs") have been granted.


                                                                                Potential Realizable Value at
                                                                                Assumed Annual Rates of
                                                                                Stock Price Appreciation
                           INDIVIDUAL GRANTS                                    FOR OPTION TERM (1)
                  ---------------------------------------------------------     -----------------------------
                  Number of         % of Total
                  Securities        Options          Exercise
                  Underlying        Granted to       Price
                  Options           Employees        Per         Expiration
NAME              GRANTED (A)       FISCAL YEAR      SHARE       DATE              5%               10%
-------------------------------------------------------------------------------------------------------------

Lars D. Perkins        -               -              -          -              -                  -

Martin J. Fahey        -               -              -          -              -                  -

Thomas F. Brady     40,000            11.00%         $5.75      10/27/07     $ 144,646         $ 366,561

Cynthia G. Eades     5,000             1.37%         $6.125     10/10/07     $  19,260         $  48,808

Robert F. Kuhne        -               -              -          -              -                  -


(A) All options were granted at fair market value as of the date of grant, vest over a four year period, and are valid for a term of ten years.

(1) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10 year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder's continued employment through the option period and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN FISCAL 1998
AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth the shares acquired and the value realized upon exercise of stock options during Fiscal 1998 by the Named Executives, and the number and value of unexercised options held by such individuals on September 30, 1998.


                                                     Number of Unexercised       Value of Unexercised
                                                           Options at            In-the-Money Options
                  Shares                             FISCAL YEAR END            AT FISCAL YEAR END (A)
                  Acquired          Value
NAME              ON EXERCISE       REALIZED ($)     EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------------------------------------------------

Lars D. Perkins        -            $  -                  -     /    -               -     /     -

Martin J. Fahey        -            $  -                 80,251 /   120,249          -     /     -

Thomas F. Brady        -            $  -                  -     /    40,000          -     /     -

Cynthia G. Eades     53,190         $ 278,455 (1)         3,375 /   12,125        $ 2,344  /  $5,156

Robert F. Kuhne        -            $  -                 37,500  /  112,500          -     /     -

(A) Amount equals the difference between the fair market value and exercise price at September 30, 1998.

(1) Based on an option cost of $.4444 of all shares exercised; 7,500 shares exercised on December 29, 1997 with a market value of $5.25 per share and 45,690 shares exercised on January 12, 1998 with a market value of $5.75 per share.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors for Fiscal 1998 consisted of Mr. Campanello and Mr. Johnston. Neither Mr. Campanello nor Mr. Johnston is an employee of the Company. Mr. Campanello has been a director of the Company since October 1994. Mr. Johnston has been a director of the Company since January 1994. No executive officers of the Company serve on the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and reviews and recommends the compensation arrangements for all directors and officers. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company, including the 1994 Stock Option Plan, the 1996 Stock Option and Grant Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee consists of Russell J. Campanello and A. Bruce Johnston.

COMPENSATION PHILOSOPHY

         The philosophy underlying the development and administration of the Company's executive compensation policies is to align the interests of executive management with the Company's annual and long-term performance goals. Key elements of this philosophy are:

         o Providing the executive with a base salary that is competitive with executive base salaries for comparable companies in its industry and geographical area, enabling the Company to attract and retain highly qualified executive officers.

         o Establishing a discretionary incentive compensation program that delivers cash bonuses commensurate with (i) the Company's performance, as measured by operating, financial and strategic objectives; and (ii) the executive's performance, as measured against organizational and management objectives.

         o Providing significant equity-based incentives for executives, in the form of stock options, to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

         The suggested base salary for each executive officer is determined on the basis of experience, personal performance, the salary levels in effect for comparable positions within the industry and the geographical area, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual. On an annual basis, the Compensation Committee reviews any proposed changes to these salaries and, while not required to, may approve increases to the base salaries.

DISCRETIONARY INCENTIVE COMPENSATION

         The discretionary incentive compensation program is a vehicle by which executives can earn additional cash compensation, depending upon Company and individual performance relative to specified annual objectives. The objectives generally represent specific strategic and qualitative objectives, such as departmental performance improvements, implementation of specified programs and the timing and caliber of deliverables, as well as quantitative targets. Bonuses may be paid to each executive officer depending upon the relative success of his or her department in achieving its goals for that year and on the Company's success in achieving its revenue and profitability goals.

EQUITY BASED INCENTIVES

         Equity based long-term incentives are provided through grants of stock options under the 1994 Stock Option Plan and the 1996 Stock Option and Grant Plan. The option grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (generally ten years). Each option generally vests over a four-year period, contingent upon the executive officer's continued employment. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period.

         The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to specific formulas as to the relative option holdings of the Company's executive officers.


CHIEF EXECUTIVE COMPENSATION

         Compensation for the Company's Chief Executive Officer, Lars Perkins, is determined with two primary objectives: (i) to establish a level of base salary competitive with comparable companies and (ii) to make a significant percentage of the total compensation package contingent upon the Company's achievement of revenue and profitability and other corporate objectives. In Fiscal 1998, Mr. Perkins earned a base salary of $160,000. This compares to a base salary of $157,500 earned in Fiscal 1997. Although Mr. Perkins was eligible for a cash bonus up to $160,000 for Fiscal 1998, his cash bonus earned for that period was $50,000.

         RUSSELL J. CAMPANELLO                                A. BRUCE JOHNSTON


STOCK PERFORMANCE GRAPH

         The following graph represents a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on July 23, 1996 in the Common Stock of the Company, the NASDAQ Composite Index (a broad market index) and the NASDAQ Computer and Data Processing Stocks Index (a published industry index).





                               SEE ATTACHED GRAPH



-------------------------------------------------------------------------------------------------------------------------------
                              7/23/96(3) 9/30/96   12/31/96   3/31/97    6/30/97  9/30/97  12/31/97 3/31/98 6/30/98  9/30/98(4)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
  Restrac, Inc.                  $100     $178.57    $46.43    $27.38     $41.67   $59.52   $50.00   $64.29  $46.43   $ 34.52
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
  NASDAQ Composite Index (1)     $100     $117.34    $123.11   $116.44    $137.78  $161.06  $151.05 $176.73 $181.85   $164.63
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
  NASDAQ Computer and
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
  Data Processing Stocks (2)     $100     $119.08    $123.02    $114.93   $147.39  $161.18  $152.11 $200.94 $223.00   $210.21
-------------------------------------------------------------------------------------------------------------------------------

(1) The NASDAQ Composite Index is a broad market index which represents over 5,000 NASDAQ companies. The NASDAQ Composite Index is a measure of all NASDAQ System issues, exclusive of warrants. Each security in this Index is weighted by its relative market-capitalization.

(2) The NASDAQ Computer and Data Processing Stocks Index is comprised of the publicly traded stocks of over 600 technology companies. The Company believes that the NASDAQ Computer and Data Processing Stocks is a representative peer group index because it contains stock of companies similar in business, size and growth characteristics to Restrac, Inc.

(3) July 22, 1996 was the effective date of the Company's registration statement relating to its initial public offering. Trading began in the Company's Common Stock on July 23, 1996.

(4) The closing sale price of the Common Stock on September 30, 1998 and January 22, 1999 was $3.625 and $4.75, respectively.



EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with each of the Named Executives which generally (i) restrict such Named Executive from engaging in any "competitive business" (as defined in the agreement) for a period of up to two years following termination of employment, subject to payment by the Company of up to 30% of the executive officer's base salary; (ii) require the Named Executive to assign to the Company all rights in all works, ideas and inventions made by such executive officer during the term of employment which directly relate to the Company's actual or proposed business; and (iii) require the Named Executive to keep confidential, both during the term of employment and for a defined period thereafter, all confidential or proprietary information of the Company. In addition, in connection with his resignation, Mr. Kuhne will receive aggregate payments of $108,000 over the six months ending July 31, 1999.







                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

         The following table sets forth certain information as of January 22, 1999 with respect to the beneficial ownership of Common Stock of the Company by
(i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each Director of the Company, (iii) each of the Named Executives, and (iv) all executive officers and Directors of the Company as a group. Unless otherwise indicated, the beneficial owner has sole voting power and sole dispositive power with respect to the Common Stock beneficially owned.


                                                              Percentage of
Name and Address                    Number of Shares          Outstanding Shares of
OF BENEFICIAL OWNER                 BENEFICIALLY OWNED(1)     COMMON STOCK (1,2)

Amazon.com, Inc.                    1,670,273                      16.66%
1516 Second Avenue
Seattle, Washington  98101

TA Investors                        1,643,305(A)                   16.39%
c/o TA Associates, Inc.
125 High Street
Boston, MA 02110


NationsBank Montgomery                737,010                       7.35%
   Securities L.L.C.
600 Montgomery Street
San Francisco, CA  94111

Chestnut Investors                    122,591                       1.22%
c/o MVP Ventures
45 Milk Street
 Boston, MA 02109

Lars D. Perkins                     1,135,626                      11.32%
J. Paul Costello                    1,328,385 (B)                  13.25%



                                       16


Russell J. Campanello                  18,437 (C)                      *
A. Bruce Johnston                       5,382 (D)                      *
Kavitark R. Shriram                       --                           *
Martin J. Fahey                       138,061(E)                    1.38%
Thomas F. Brady                        22,300 (F)                      *
Robert F. Kuhne                        62,550 (G)                      *
Cynthia G. Eades                       66,939 (H)                      *
All executive officers and directors
as a group (14 persons)             2,911,091(I)                   29.03%

(1) The number of shares deemed outstanding includes any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days following January 22, 1999.

(2) The applicable percentage ownership is based on the number of shares of Common Stock owned and outstanding as of January 22, 1999, together with the applicable options of such stockholder that are currently exercisable or exercisable within 60 days following January 22, 1999.

*    Represents beneficial ownership of less than 1% of the Common Stock

(A) Includes 1,177,265 shares owned by Advent VII L.P., 243,034 shares owned by Advent Atlantic & Pacific, L.P., 117,725 shares owned by Advent New York L.P., 87,619 shares owned by Advent Industrial II, L.P., and 17,662 shares owned by TA Venture Investors Limited Partnership.

(B) Includes 403,164 shares of Common Stock beneficially owned by Joseph A. Bartoloni and Paul D. Spiro as trustees of trusts for the benefit of Mr. Costello's children, John P. Costello III and Brett Ann Costello. Mr. Costello does not have any voting or dispositive powers with respect to such shares and, accordingly, disclaims beneficial ownership of such shares.

(C) Includes 13,437 shares subject to options held by Mr. Campanello.

(D) Includes 3,195 shares of Common Stock in which A. Bruce Johnston has a pecuniary interest through TA Venture Investors Limited Partnership which are included in footnote (A) above as being owned by TA Venture Investors Limited Partnership and 2,187 shares subject to options held by Mr. Johnston.

(E) Includes 120,312 shares subject to options held by Mr. Fahey.

(F) Includes 20,300 shares subject to options held by Mr. Brady.

(G) Includes 56,250 shares subject to options held by Mr. Kuhne.

(H) Includes 13,749 shares subject to options held by Ms. Eades.

(I) Includes 347,484 shares subject to options held by executive officers and directors as a group.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since the Company's inception in 1982, Costello & Company, Inc. ("Costello") has been permitted to use the Company's software products and documentation thereto which is part of the Company's standard offering to its customers. To formalize this arrangement, on January 1, 1993, the Company entered into a License Agreement with Costello pursuant to which the Company granted Costello a fully-paid, perpetual license to use the Company's then current software products and all replacement products developed and/or marketed by the Company, with certain limited exceptions, and documentation thereto. Pursuant to the terms of the License Agreement, Costello does not acquire any rights of ownership in the software or documentation and said software and documentation may only be used by Costello and J. Paul Costello, his wife, children and any business entity at least 51% owned by any of them, each of whom Costello may grant rights to use the software. John P. Costello III, J. Paul Costello's son, performs general consulting services for the Company on behalf of J. Paul Costello Associates, Inc. ("JPC Associates").
J. Paul Costello, the President and principal shareholder of both Costello and JPC Associates and a director of the Company, derives a personal benefit from such arrangements.

         The Company believes that the transactions with Costello and JPC Associates were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties. The Company has adopted a policy that transactions between the Company and its officers, directors and affiliates shall be reviewed on an ongoing basis and be submitted to the Audit Committee or other comparable body for review where appropriate.

                              INDEPENDENT AUDITORS

         The firm of Arthur Andersen LLP ("Arthur Andersen") has been selected by the Board of Directors to be the Company's independent auditors for Fiscal 1999. Arthur Andersen has served as independent auditors of the Company since Fiscal 1993.

         The consolidated financial statements of the Company for Fiscal 1998 have been audited and reported upon by Arthur Andersen. Arthur Andersen also performed tax services for the Company during Fiscal 1998.

         A representative of Arthur Andersen will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent stockholders are required by Securities Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during Fiscal 1998, all filing requirements were complied with, except that Cynthia G. Eades, Vice President of Finance and CFO, inadvertently failed to file on a timely basis a report relating to December 1997 and January 1998 transactions, and Martin J. Fahey, President and COO, inadvertently failed to file on a timely basis a report relating to a March 1998 transaction.


                            EXPENSES OF SOLICITATION

         The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and such custodians will be reimbursed for their expenses.


                   SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE
               ANNUAL MEETING OF STOCKHOLDERS FOLLOWING THE CLOSE OF
                         THE COMPANY'S 1999 FISCAL YEAR

         Stockholder proposals intended to be presented at the next annual meeting of stockholders must be received by the Company no later than October 19, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Such a proposal must also comply with the requirements as to form and substance established by applicable laws and regulations, including the rules and regulations of the SEC, in order to be included in the proxy statement.

         Any stockholder of record wishing to have a stockholder proposal considered at the next annual meeting of stockholders, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company's By-laws, to the Company at its principal executive office not less than 75 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of the 75th day prior to the scheduled date of such annual meeting or the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of such authority.

         Any such proposal should be mailed to: Secretary, Restrac, Inc., 91 Hartwell Avenue, Lexington, MA 02421.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

         STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE 1998 FISCAL YEAR BY WRITING TO RESTRAC, INC., 91 HARTWELL AVENUE, LEXINGTON, MASSACHUSETTS 02421.


         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE , SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    PROXY

                                 RESTRAC, INC.

                Annual Meeting of Stockholders - March 17, 1999


The undersigned, revoking all prior proxies, hereby appoints Cynthia G. Eades and Gazaway L. Crittenden, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Restrac, Inc. (the "Company") to be held on Wednesday, March 17, 1999 at 3:30 p.m. and any adjourned sessions thereof, and there to vote and act upon (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement and (3) Annual Report of the Company for the fiscal year ended September 30, 1998.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

-------------                                                     -------------
/SEE REVERSE/      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     /SEE REVERSE/
/   SIDE    /                                                     /   SIDE    /
-------------                                                     -------------

     Please mark
/X/  votes as in
     this example.


The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office specified below, this proxy will be voted for such election to office.

1. To re-elect Lars D. Perkins and J. Paul Costello as Class III Directors of the Company.

    To re-elect Kavitark R. Shriram as a Class I Director of the Company.

              FOR            WITHHELD
              / /               / /


/ /  ______________________________________
     For all nominees except as noted above

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

                               MARK HERE IF YOU PLAN TO ATTEND THE MEETING   / /


                               Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name by authorized person.


Signature:                   Date:           Signature:                   Date: